EXHIBIT 5


                                 Law Offices
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                12th Floor
                            734 15th Street, N.W.
                           Washington, D.C.  20005
                         Telephone (202) 347-0300

                             December 7, 2000



Board of Directors
Zengine, Inc.
6100 Stewart Avenue
Fremont, California 94538

Re: Registration Statement on Form S-8
    100,000 Shares of Common Stock

Ladies and Gentlemen:

     We are special counsel to Zengine, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 100,000 shares of common stock, no par value per share ("Common Stock"), to be issued under the Corporation's 2000 Employee Stock Purchase Plan (the "Plan"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

     For this purpose, we have reviewed the Registration Statement, the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all

Board of Directors
December 7, 2000
Page 2


respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued; (ii) the Common Stock is purchased on behalf of each Participant in accordance with the terms of the Plan; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                 By:  /s/ Kenneth B. Tabach
                                      ---------------------------
                                      Kenneth B. Tabach, a Partner